EX-3.3

                                     Bylaws
                                       of
                         SolutionNet International, Inc.


ARTICLE I
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OFFICES
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1.1 BUSINESS OFFICE. The principal office and place of business of the corporation shall be 4344 Promenade Way Suite 102P Marina Del Rey, CA. 90292. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.

1.2 REGISTERED OFFICE. The registered office of the corporation, may require by the Minnesota Business Corporation Act to be maintained in the State of Minnesota, may be, but need not be identical with the principal office in the State of Minnesota, and the Board of Directors may change the address of the registered office from time to time.

ARTICLE II
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SHARES AND TRANSFER THEREOF
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2.1 REGULATION. The Board of Directors may make such rules and regulations as they deem appropriate concerning the issuance, transfer and registration of certificates f0or shares of the corporation, including the appointment of transfer agents and registrars.

2.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be respectfully numbered serially for each class of shares thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that any or all of the signatures may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or its employee.. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the Laws of the state of Minnesota, the name of the person to whom issued. The date of issue, the class (or series of any class) the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed. The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

2.3 CANCELLATIONS OF CERTIFICATES. All Certificates surrender to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

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2.4 LOST STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the `same tenor and representing the same Number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

2.5 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate in lieu thereof. As against the corporation a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Minnesota.

2.6 TRANSFER AGENT. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to section 3.7, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will receive the corporation its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

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2.7 CLOSE OF TRANSFER BOOK AND RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for stated period, but not to exceed, in any cas4e fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten day immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to not be more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are shareholders entitled receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE III
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SHAREHOLDER AND MEETINGS THEREOF
--------------------------------

3.1 SHAREHOLDERS OF RECORD Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Minnesota.

3.2 MEETINGS of shareholders shall be held at the principal office of the corporation or at such other place as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

3.3 REGULAR MEETINGS In the absence of a resolution of the Board of Directors providing otherwise regular meetings of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before such meetings, shall be held at such time as may be determined by Board of Directors by resolution in conformance by Minnesota Law. If the election of Directors shall not be held on the day so designated for Any regular meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

3.4 SPECIAL MEETINGS Special Meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, The chief Financial Officer, two or more Directors, Legal Counsel of the corporation as last designated by resolution of the Board of Directors or the holders of not less than 10 percent of all the shares entitled to vote at the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, may be called by the holders of 25 percent or more of the voting power of all shares entitled to vote.

3.5 NOTICE Written notice stating the place, day and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered unless otherwise prescribed by statute not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days notice shall be given, and if the sale of all or substantially all of the corporations assets is to be voted on upon, at least twenty days notice shall be given. Any shareholder may waive notice of any meeting. Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the corporation.

3.6 MEETING ALL SHAREHOLDERS; If all the shareholders shall meet at any time and place, either within or without the State of Minnesota, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken

3.7 VOTING RECORD; The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The record for a period of ten days prior to such meeting shall be kept on file either within the city where the meeting is to be held, which place shall be specified in the notice of the meeting Or if not so specified at the place where the meeting is to be held, whether within or without the State of Minnesota, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting for the purposes therein. The original stock transfer books shall be in the prima facie evidence as to who are the shareholders entitled to examine the record or transfer the books or to vote at any, meeting of shareholders.

3.8 QUORUM; A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Minnesota Business Corporation Act and the Articles of Incorporation. In the absence of a Quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be represented any business may be transacted which might have been transacted at the meeting As originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough shareholders to leave less than a quorum.

3.9 MANNER OF ACTING; If a quorum is present , the affirmative vote of the majority of the shares represented At the meeting at entitled to vote on the subject matter shall be the act of the shareholders , unless the vote of a greater portion or number or voting by classes is otherwise required by statute or by Articles of Incorporation or these Bylaws.

3.10 VOTING ON SHARES; Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding vote on each such matter.

3.12 VOTING OF SHARES BY CERTAIN HOLDERS; Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or in the absence of such provision as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court appointed guardian or conservator either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator, Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name shares standing in the name of a receiver and shares held by or under the control of a receiver may be voted on by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by in a fiduciary capacity, nor shares of its own stock held by another corporation. If the corporation holds the majority of shares entitled to vote for the election of directors of such corporation may be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates therefore.

3.13 INFORMAL ACTION BY SHAREHOLDERS; Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

3.14 VOTING BY BALLET; Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder demand that voting be by ballot.

3.15 CUMULATIVE VOTING; No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number candidates.

ARTICLE IV
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DIRECTORS POWERS AND MEETINGS
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4.1 BOARD OF DIRECTORS; The business and affairs of the corporation shall be managed by the Board of Directors, of which there shall be no less than three
(3) nor more than five (5) directors. Directors need not be shareholders of the corporation or residents of the State of Minnesota and who shall be elected at a regular meeting of shareholders or some adjournment thereof. Directors shall hold office until the next regular meeting of shareholders and until their successors shall have been elected and shall qualify.

4.2 REGULAR MEETINGS ; A regular annual meeting of the Board of Directors shall be held at the same place as, and immediately after, a regular meeting of shareholders at which directors are elected, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the hold of additional regular meetings without other notice than such resolution.

4.3 SPECIAL MEETING; Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Director may fix any place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

4.4 NOTICE; Written notice of any special meeting of Directors shall be given as follows:

      a) mail to each Director at his business address at least three days prior to the meeting or

      b) by personal delivery or telegram at least twenty four hours prior to the meeting to the business address of each Director, or in the event such notice is given on a Saturday, Sunday, or holiday, to the residence address of each Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon pre-paid . If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

4.5 PARTICIPATION BY ELECTRONIC MEANS; Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such board may participate in a meeting of the Board or committee by means of conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

4.6 QUORUM AND MANOR OF ACTING; A quorum of all meetings of the Board of Directors shall consist of a majority of the number of Directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The Board of Directors shall take action by the affirmative vote of the greater of (a) a majority of the Directors present at a meeting at which a quorum is present or (b) a majority of the minimum proportion of number of Directors that would constitute a quorum for the transaction of business at such meeting.

4.7 ORGANIZATION; The Board of Directors shall elect a chairman to preside at each meeting of the Board of Directors. The Board of Directors shall elect a secretary to record the discussions and resolutions of each meeting.

4.8 PRESUMPTION OF ASSENT; A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action take unless the Director
(a) objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting in which case the Director shall not be considered to be present at the meeting for any purpose, (b) votes against the action at the meeting, or (c) is prohibited by Section 302A.255 of the Minnesota Business Corporation Act from voting on the action. Such right to dissent shall not apply to a Director who voted in favor of such action.

4.9 INFORMAL ACTION BY DIRECTORS; Any action required or permitted to be taken by the Board of Directors, or a committee thereof, at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the Directors or all the committee members entitled to vote with respect to the subject matter.

4.10 VACANCIES; Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor, and shall hold such office until his successor is duly elected and shall qualify. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office only until the next election of Directors by the shareholders.

4.11 COMPENSATION: By resolution by the Board of Directors and irrespective of any personal interest any of the members, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

4.12 REMOVAL OF DIRECTORS: Any Director or Directors of the Corporation may be removed at any time, with or without cause, in the manner provided in the Minnesota Business Corporation Act.

4.13 RESIGNATION: A Director of the Corporation may resign at anytime by giving written notice to the Board of Directors, President or Secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it affective, unless the resignation requires it be affective as such.

4.14 GENERAL POWERS: The business and affairs of the corporation shall be managed by the Board of Directors which may exercise all such powers for the corporation and do all such lawful acts and things as are not by statute or by the Articles of Corporation or by these Bylaws directed or required to be exercised of done by the shareholders. The Directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

ARTICLE V.
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OFFICERS
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5.1 TERMS AND COMPENSATION: The elective officers of the corporation shall consist of at least a President, Secretary, and a Treasurer, each of whom shall be eighteen years or older and who shall be elected by the Board of Directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until they're respective successors are elected and shall qualify. The same person may hold any number of offices at the same time. The Board may elect or appoint such other officers and agents as it may deem advisable who shall hold office during the pleasure of the Board.

5.2 POWERS: The officers of the corporation shall exercise and perform the respective powers, duties and function as are stated below, and as may be assigned to them by the Board of Directors.

  a) The Chairman of the Board, if one shall be elected, shall preside over all meetings of the Board of Directors and of the shareholders and shall have such other duties as may be assigned to him from time to time by the Board of Directors. In recognition of notable and distinguished services to the corporation, the Board of Directors may designate one of its members as honorary chairman, who shall have such duties as the board may, from time to time, assign to him by appropriate resolution, excluding, however, any authority or duty vested by law or these Bylaws in any other officer.

  b) The responsibility of having general charge of the business, affairs and property of the corporation and control over its several officer, agents and employees and the responsibility for general and active management of the corporation and the responsibility for seeing all orders and resolutions of the Board of Directors are carried into effect may be divided by the Board of Directors between the President and the Chief Executive Officer in such manner as they may choose to establish by resolution, subject, however, to the control of the Board of Directors.

       In the absence of any such stated division, the President is to responsible for day to day management and for all on officer employees, while the Chief Executive Officer is to be responsible for all else. In the absence of a Chairman of the Board , the President shall preside at all meetings of the shareholders and Board of Directors , and in general shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors. The President may delegate any of his responsibilities to any Vice President , with the approval of the Chief Executive Officer.

  c) The President shall execute all deeds, conveyances, deeds of trust, bonds and other contracts requiring a seal, under thee seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or the President to some officer or age4nt of the corporation.

  d) Either the Chairman of the Board or the President, may be named the Chief Executive Officer of the corporation; in the absence of designation by the Board of Directors or an employment agreement designating an individual as the Chief Executive Officer , the President shall be the Chief Executive Officer.

  e) In the absence or disability of the President , the Vice President or Vice-President's if any in order of their ranks as fixed by the Board of Directors , and if not ranked, the Vice Presidents in the order designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on the President . Each Voce President shall have such other powers and perform such other duties as may from time to time be assigned to him by the President or the Board of Directors.

  f) The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors unless the Board of Directors/ elects a different Secretary of such meetings. He shall keep, or cause to be kept a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders of the Board of Directors.

       The Secretary shall be custodian of the records and of the seal of the corporation and shall a attest the affixing of the seal of the corporation when so authorized. The Secretary or assistant Secretary shall sign all stock certificates, as described in Section 2.2 hereof. The Secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors.

  f) An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all of the duties of the Secretary. He shall perform such other duties as may be assigned to him by the President or by the Secretary.

  j) The Treasurer Subject to the order of the Board of Directors, shall be the Chief Financial Officer of the corporation and shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of conditions of the corporation when so requested by the Board of Directors or President. The Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time to be assigned to him by the President for the Board of Directors. In the absence or disability of the President and Vice President or Vice President's, the Treasurer shall perform the duties of the President.

  k) An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He shall perform such other duties as may be assigned to him by the President or by the Treasurer.

5.3 COMPENSATION: All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board of Directors shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem it advisable.

5.4 DELEGATION OF DUTIES: In the event of absent or inability of any officer to act, The Board of Directors may delegate the powers or duties of such officer to any other officer, Director or person whom it may select.

5.5 BONDS: If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

5.6 REMOVAL: Any officer or agent may be removed by the Board of Directors or by the Executive Committee, If any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights if any , of the person so removed. Election or appointment of an officer or an agent shall not, of itself, create contract rights.

ARTICLE VI
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INDEMNIFICATION
---------------

6.1 MANDATORY INDEMNIFICATION: Subject to the provisions of subsection 6.1(d) herein, the corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys fee's and disbursement, incurred by the person in connection with the proceeding, if, with respect to the acts or admissions of the person complained of in the proceeding, the Person:

       a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorney's fees and disbursements incurred by the person in connection with proceeding with respect to the same acts or admissions:

       b)     Acted in good faith;

       c) received no improper personal benefit and section 302A.255 of the Minnesota Business Corporation Act, if applicable, has been satisfied;

       d) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

       e) In the case of acts or omissions occurring in the official capacity described in the subsections 6.3 A or B herein below, reasonably believed that the conduct was in the best interest of the corporation, or in the case of acts or omissions occurring in the official capacity described in subsection 6.3c Herein below, reasonably believed that the conduct was not opposed to the best interest of the corporation. If the persons acts or omissions complained of in the proceeding relate to condition as a director, Officer, Trustee, Employee, or Agent of an employee Benefit Plan, the conduct is not considered to be opposed to the best interest of the corporation if the person responsibly believed that the conduct was in the best interest of the participants or beneficiaries of the employee benefit plan.The termination of the proceeding by judgment , order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that person did not meet the criteria set forth herein.

6.2 ADVANCES; If a person is made or threatened to be made a party to a proceeding, the person is entitles, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorney's fees and disbursements, incurred by the person in advance of the final deposition of the proceeding (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in section 6.1 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after making a determination of the facts then known to those making the determination would not preclude indemnification under this Article VI. The written undertaking required by subsection 6.2 (a) herein is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

6.3 OFFICIAL CAPACITY: "Official Capacity" means (a) with respect to a director, the position of director in the corporation, (b) with respect to a person other than a director, the elective or appointed officer or position held by an officer, member of the committee of the board, or the employment relationship undertaken by an employee of the corporation, and (c) with respect to a director, officer, or employee of the corporation, who, while a director, officer of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee or agent, as the case may be, of the other organization or employee benefit plan.

ARTICLE VII
-----------
FINANCE
-------

7.1 RESERVE FUNDS: The Board of Directors in its uncontrolled discretion, may set aside from time to time out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

7.2 BANKING: the monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper when authorized by the Board shall be signed in the name of the corporation by such officer or officers or agent or agents, as shall there unto be authorized from time to time.

ARTICLE VIII
------------
DIVIDENDS
---------

Subject to the provisions of the Articles of Incorporation and the laws of the State of Minnesota The Board of Directors may declare dividends whenever, and in such amounts, as in the Boards opinion the condition of the affairs of the corporation shall render such advisable.

ARTICLE IX
----------
CONTRACTS, LOANS & CHECKS
-------------------------

9.1 EXECUTION OF CONTRACTS; except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may he general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

9.2 LOANS; No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual. An Agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and main mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority in the Board of Directors discretion, may be general or confined to specific instances.

9.3 CHECKS; checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.

9.4 DEPOSITS all funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE X
---------
FISCAL YEAR
-----------

The fiscal year of the corporation shall be the year adopted by resolution of the Board of Directors.

ARTICLE XI
----------
CORPORATE SEAL
--------------

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the State of Incorporation and the words "Corporate Seal"

ARTICLE XII
-----------
AMENDMENTS
----------

These Bylaws may be altered amended or appealed and new Bylaws may be adopted by a majority of the Directors present at any meeting of the Board of Directors of the corporations at which a Quorum is present these Bylaws may also be altered, amended or repealed by the shareholders of the corporate in conformance with the Minnesota Business Corporation Act.

ARTICLE XIII
------------
EXECUTIVE COMMITTEE
-------------------

13.1 APPOINTMENT: the Board of Directors by resolution adopted by a majority of the full Board may designate two or more of its members to constitute an executive committee. the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

13.2 AUTHORITY: The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also the fact that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Corporation, adopting a plan of merger or a consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, and amending the Bylaws of the corporation.\

13.3 TENURE AND QUALIFICATIONS: Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation.

13.4 MEETINGS: Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one days notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business purposed to be transacted at the meeting.

13.5 QUORUM: A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of the majority of the members present at the meeting at which a quorum is present.

13.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE: Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.

13.7: VACANCIES: Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

13.8: RESIGNATIONS AND REMOVAL: Any member of the executive committee may be removed at anytime with or without cause by resolution adopted by the majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it affective.

13.9 PROCEDURE: The executive committee shall elect a presiding officer from its members and fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular meetings of its proceedings and report the same to the Board of Directors for its information and the meeting thereof held next after the proceedings shall have been taken.

Certificate
I hereby certify that the foregoing Bylaws constitute the Bylaws of SolutionNet International,Inc. adopted by the Board of Directors of the corporation as of the _____day of ______19__

                                                --------------------------------
                                                Secretary